UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

biote Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-1791125
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
1875 W. Walnut Hill Ln #100 Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

biote Corp. 2022 Equity Incentive Plan

biote Corp. 2022 Employee Stock Purchase Plan

(Full Title of the Plan)

Bret Christensen

Chief Executive Officer

biote Corp.

1875 W. Walnut Hill Ln #100

Irving, TX 75038

(Name and address of agent for service)

Tel: (312) 212-8079

(Telephone number, including area code, of agent for service)

Copies to:

Ryan Sansom

Peter Byrne

Cooley LLP

500 Boylston Street

Boston, MA 02116-3736

Tel: (617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E of Form S-8, biote Corp. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 2,912,024 shares of Class A common stock, par value $0.0001 (the “Common Stock”), under the biote Corp. 2022 Equity Incentive Plan (the “2022 Plan”) and (ii) an additional 459,583 shares of common stock under the biote Corp. 2022 Employee Stock Purchase Plan (the “2022 ESPP” and together with the 2022 Plan, the “Plans”), in each case pursuant to the provisions of each Plan, which provide for annual automatic increases in the number of shares of common stock reserved for issuance under such Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Common Stock for issuance under the Plans on a Registration Statement on Form S-8 filed with the Commission on August 3, 2022 (File No. 333-266490), on Form S-8 filed with the Commission on April 24, 2023 (File No. 333-271421), on Form S-8 filed with the Commission on April 3, 2024 (File No. 333-278503) and on Form S-8 filed with the Commission on April 9, 2025 (File No. 333-286454) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements except as set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)
the contents of the Registrant’s Prior Registration Statements on Form S-8, previously filed with the Commission on August 3, 2022 (File No. 333-266490), on Form S-8 filed with the Commission on April 24, 2023 (File No. 333-271421), on Form S-8 filed with the Commission on April 3, 2024 (File No. 333-278503) and on Form S-8 filed with the Commission on April 9, 2025 (File No. 333-286454);
(b)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on March 13, 2026;
(c)
the Registrant’s Current Report on Form 8-K filed with the Commission on January 26, 2026; and
(d)
the description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-40128), filed with the Commission on August 25, 2022, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Commission on March 13, 2026.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 and Item 7.01 of Form 8-K and any exhibits furnished on such form that relate to such items, after the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Second Amended and Restated Certificate of Incorporation of biote Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40128) filed by the Company with the Commission on June 2, 2022).

4.2

Amended and Restated Bylaws of biote Corp. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40128), filed by the Company with the Commission on February 22, 2023).

5.1*	Opinion of Cooley LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
99.1	biote Corp. 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed by the Company with the Commission on March 29, 2023).
99.2

biote Corp. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 of the Company’s Registration Statement on Form S-8, filed by the Company with the Commission on August 3, 2022).

99.3	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 99.3 of the Company’s Registration Statement on Form S-8, filed by the Company with the Commission on August 3, 2022).
99.4	Form of RSU Award Grant Notice (incorporated by reference to Exhibit 99.4 of the Company’s Registration Statement on Form S-8, filed by the Company with the Commission on August 3, 2022).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas on April 14, 2026.

biote Corp.

By:

/s/ Bret Christensen

Name: Bret Christensen

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Bret Christensen and Robert C. Peterson, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bret Christensen	Chief Executive Officer, Director	April 14, 2026
Bret Christensen

/s/ Robert C. Peterson	Chief Financial Officer	April 14, 2026
Robert C. Peterson

/s/ Marc D. Beer	Director, Chair	April 14, 2026
Marc D. Beer

/s/Richard Barrera	Director	April 14, 2026
Richard Barrera

/s/ Mark Cone	Director	April 14, 2026
Mark Cone

/s/ Andrew R. Heyer	Director	April 14, 2026
Andrew R. Heyer

/s/ Dana Jacoby	Director	April 14, 2026
Dana Jacoby

/s/ Debra L. Morris	Director	April 14, 2026
Debra L. Morris